Exhibit 99.1

Sovos Brands Reports Second Quarter 2022 Financial Results

Net Sales Increase of 22.0% Driven by Double-Digit Volume and Strong Pricing Growth

Raising Full Year Net Sales Range to $825-$835 million and Maintaining Adjusted EBITDA Range, with Guidance at the Lower End

Louisville, Colo – August 3, 2022 (GLOBE NEWSWIRE) – Sovos Brands, Inc. (“Sovos Brands” or the “Company”) (Nasdaq: SOVO), one of the fastest-growing food companies of scale in the United States, today reported financial results for its second quarter ended June 25, 2022.

Highlights:

●	Net sales were $197.4 million, a 22.0% increase over the prior year period behind continued strength in core categories of sauce, yogurt and frozen, and driven by strong volume and pricing growth
●	As we rapidly progress towards our $1 billion dollar annual sales goal, Rao’s sauce increased dollar consumption 30.3% and unit consumption 23.4%, driving dollar share up 170-basis points to 14.3%, supported by year over year household penetration gains of 210-basis points to 11.9%[1]
●	Rao’s, noosa, and Michael Angelo’s grew net sales 43.6%, 8.8%, and 6.2%, respectively
●	Net loss was $30.3 million or $(0.30) per diluted share, almost entirely due to a goodwill impairment related to Birch Benders; adjusted net income[2] was $12.7 million or $0.13 per diluted share
●	Adjusted EBITDA[2] was $25.7 million, a $1.6 million or 6.0% decrease over the prior year period; Adjusted EBITDA margin[2] was 13.0%, a 390-basis point reduction versus the prior year period, as pricing and productivity partially offset the impact of low double-digit inflation, public company costs and investments to drive long-term growth
●	Raising full year 2022 net sales guidance to $825-$835 million; maintaining adjusted EBITDA range of $116-$122 million with guidance at the lower end

“I am excited to announce another quarter of double-digit, top line growth, which was driven by strong advances in both volume and pricing,” commented Todd Lachman, President and Chief Executive Officer. “Given robust first half organic growth of 16.0%, combined with confidence in our second half plans, we are raising our full year sales guidance. Growth remains our top priority, and we will support our brands with investments behind sales, marketing, innovation, supply chain and other necessary capabilities to drive future share gains for our ‘one-of-a-kind’ brands. We continue to implement pricing and productivity initiatives to counter inflationary pressures, and are confident that we can improve our margins and continue to create value over the long-term for our stakeholders.”

	13 Weeks Ended				26 Weeks Ended
	June 25, 2022	June 26, 2021	Change		June 25, 2022	June 26, 2021	Change
Net sales ($ millions)	$197.4	$161.8	22.0%		$407.4	$351.2	16.0%
Net income (loss) ($ millions)	$(30.3)	$(1.3)	—%		$(26.2)	$10.4	—%
Adjusted net income[2]	$12.7	$13.3	(4.7)%		$26.5	$34.1	(22.4)%
Diluted EPS	$(0.30)	$(0.02)	—%		$(0.26)	$0.13	—%
Adjusted diluted EPS[2]	$0.13	$0.17	(23.5)%		$0.26	$0.44	(40.9)%
Adjusted EBITDA[2]($ millions)	$25.7	$27.3	(6.0)%		$53.3	$62.9	(15.2)%
Adjusted EBITDA margin[2](%)	13.0%	16.9%	(390)	bps	13.1%	17.9%	(480)	bps

Second Quarter 2022 Results

Net sales of $197.4 million represented an increase of $35.6 million, or 22.0%, compared to the prior year period. The organic increase in net sales was driven by 13.3% volume growth and 8.7% price. At the brand level, primary drivers of growth were Rao’s, noosa and Michael Angelo’s.

Gross profit of $55.0 million increased by $5.3 million or 10.7% versus the prior year period. Gross margin was 27.9% versus 30.7% for the prior year period. Adjusted gross profit2 of $55.2 million increased by $5.5 million or 11.1% versus the prior year period. Adjusted gross margin was 28.0%, reflecting a 270-basis point decline versus the prior year period and a 200-basis point improvement quarter-over-quarter. The year-over-year decline was primarily due to dairy, proteins, packaging, logistics and energy inflation. These items were partially offset by the escalating benefits of pricing and productivity.

Total operating expenses of $88.7 million increased by $45.0 million or 103.1% versus the prior year period, largely reflecting the non-cash impairment of goodwill related to the Birch Benders acquisition. Adjusted operating expenses of $32.5 million increased by $7.5 million or 30.2% versus the prior year period. This increase was primarily driven by growth-driving investments behind our brands, talent and capabilities, as well as public company costs.

Interest expense was $5.7 million compared to $6.7 million in the prior year period.

Net loss was $30.3 million, or $(0.30) per diluted share, versus a net loss of $1.3 million, or $(0.02) per diluted share in the prior year period. The increase in net loss was almost entirely due to a goodwill impairment related to Birch Benders. Excluding after-tax costs of $43.0 million for non-recurring items detailed in the Reconciliation of Non-GAAP Financial Measures below, adjusted net income2 of $12.7 million decreased by 4.7% compared to the prior year period. Adjusted diluted earnings per share2 for the quarter were $0.13 per share versus $0.17 per share in the prior year period.

Adjusted EBITDA2 of $25.7 million decreased $1.6 million or 6.0% versus the prior year period. Adjusted EBITDA margin2 was 13.0% versus 16.9% in the prior year period.

Balance Sheet and Cash Flow Highlights

As of June 25, 2022, the end of the second quarter, cash and cash equivalents were $72.7 million and total debt was $482.0 million, resulting in a net debt to last twelve months adjusted EBITDA ratio of 3.9x. We expect that our leverage will finish the year below 3.5x.

Cash from operating activities was $16.3 million in the 26-week period ended June 25, 2022, compared to $12.6 million in the prior year period. The increase was driven primarily by an improvement in working capital. Year-to-date capital expenditures were $9.7 million versus $2.6 million in the prior year period.

Fiscal 2022 Outlook

The Company is raising net sales guidance and maintaining its adjusted EBITDA range with guidance at the lower end, inclusive of a 53rd week, as follows:

Net sales	$825-$835 million
Adjusted EBITDA	$116-$122 million

The Company’s outlook assumes no significant disruption from the COVID-19 pandemic and that inflationary pressures will be partially absorbed by pricing actions and productivity improvements.

Sovos Brands cannot provide a reconciliation between its forecasted adjusted EBITDA and a forecasted net income without unreasonable effort due to the inherent difficulty of forecasting and providing reliable estimates for certain items. These items may reside outside the Company’s control and vary greatly between periods and could significantly impact future financial results. For more information regarding the use of non-GAAP measures, please see discussion provided under Non-GAAP Financial Information in this press release and the Company’s public filings.

Footnotes:

(1) Source: Market performance refers to dollar sales and velocity growth rates as reported by IRI MULO in the 13-week period ended June 26, 2022. Household penetration refers to data reported by IRI All Outlet for the 52-week period ended July 10, 2022 and is compared to the 52-week period ended July 11, 2021.

(2) Adjusted gross profit, adjusted gross margin, adjusted operating expense, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS are non-GAAP measures. Please note that beginning with the 13 and 26-week periods ended June 25, 2022, as well as for the comparable year ago periods, we have provided adjusted gross profit and adjusted operating expenses. This new format presents the way that Sovos Brands' management views its P&L and summarizes previously provided information into a layout that better conforms with common industry practice. For additional information, including a reconciliation of adjusted results to the most directly comparable measures presented in accordance with GAAP, see the Non-GAAP Financial Information and Reconciliation of Non-GAAP Financial Measures sections of this release.

Earnings Conference Call Details

The Sovos management team will host a conference call and webcast at 4:30 p.m. ET today to discuss the results. The webcast will be available on the Investor Relations section of the Company’s website at ir.sovosbrands.com. The webcast will be archived and available for replay. If you plan to ask a question during the live webcast, please join at https://register.vevent.com/register/BI0a03f627839843bcbd745c2be9703aa6.

About Sovos Brands, Inc.

Sovos Brands, Inc. is a consumer-packaged food company focused on acquiring and building disruptive growth brands that bring today’s consumers great tasting food that fits the way they live. The Company’s product offerings include a variety of pasta sauces, dry pasta, soups, frozen entrées, yogurts, pancake and waffle mixes, other baking mixes, and frozen waffles, all of which are sold in the United States under the brand names Rao’s, Michael Angelo’s, noosa, and Birch Benders. All Sovos Brands’ products are built with authenticity at their core, providing consumers with one-of-a-kind food experiences that are genuine, delicious, and unforgettable. The Company is headquartered in Louisville, Colorado. For more information on Sovos Brands and its products, please visit www.sovosbrands.com.

Contacts

Investors:

Joshua Levine
IR@sovosbrands.com

Media:

Lauren Armstrong

media@sovosbrands.com

Non-GAAP Financial Information

In addition to the Company’s results which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and/or discussed on the related teleconference call are useful in evaluating its operating performance: EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate, adjusted net income, and diluted earnings per share from adjusted net income. We define EBITDA as net income (loss) before net interest expense, income tax (expense) benefit, depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for impairment of goodwill, transaction and integration costs, IPO readiness costs, non-cash equity-based compensation, foreign currency contracts loss, supply chain optimization and non-recurring costs. EBITDA margin is determined by calculating the percentage EBITDA is of net sales. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of net sales. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate and adjusted net income consists of gross profit, total operating expenses, operating income (loss), reported income tax (expense) benefit, reported effective tax rate and net income (loss) before impairment of goodwill, transaction and integration costs, IPO readiness costs, non-cash equity-based compensation, foreign currency contracts loss, supply chain optimization, non-recurring costs, acquisition amortization and tax-related adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period as discussed further below. Diluted earnings per share from adjusted net income is determined by dividing adjusted net income by the weighted average diluted shares outstanding. Non-GAAP financial measures are included in this release because they are key metrics used by management to assess our operating performance. Management believes that non-GAAP financial measures are helpful in highlighting performance trends because non-GAAP financial measures eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by these items. By providing these non-GAAP financial measures, management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income are not defined under GAAP. Our use of the terms EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted effective tax rate, adjusted net income and diluted earnings per share from adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP. Our presentation of non-GAAP financial measures is intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), earnings (loss) per share, net sales or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Sovos Brands’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for the fiscal year ending December 31, 2022 and longer-term. These forward-looking statements are based on Sovos Brands’ current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Sovos Brands’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: inflation, including our vulnerability to decreases in the supply of and increases in the price of raw materials, packaging and fuel, and labor, manufacturing, distribution and other costs, and our inability to offset increasing costs through cost savings initiatives or pricing; adverse consequences of the actions of the major retailers, wholesalers, distributors and mass merchants on which we rely, including if they give higher priority to other brands or products, take steps to maintain or improve their margins by, among other things, raising the on-shelf prices of our products or imposing surcharges on us, or if they perform poorly or declare bankruptcy; supply disruptions, including increased costs and potential adverse impacts on distribution and consumption; geopolitical tensions, including relating to Ukraine; our dependence on third-party distributors and third-party co-packers, including one co-packer for the substantial majority of our Rao’s Homemade sauce products; competition in the packaged food industry and our product categories; our inability to accurately forecast pricing elasticities and the resulting impact on volume growth and/or distribution gains; the COVID-19 pandemic and associated effects; our inability to maintain our workforce; our inability to identify, consummate or integrate new acquisitions or realize the projected benefits of acquisitions; our inability to effectively manage our growth; our inability to successfully introduce new products or failure of recently launched products to meet expectations or remain on-shelf; our inability to expand household penetration and successfully market our products; erosion of the reputation of one or more of our brands; our vulnerability to the impact of severe weather conditions, natural disasters and other natural events on our manufacturing facilities, co-packers or raw material suppliers; failure by us or third-party co-packers or suppliers of raw materials to comply with food safety, environmental or other laws or regulations, or new laws or regulations; failure to protect, or litigation involving, our tradenames or trademarks and other rights; fluctuations in currency exchange rates could adversely affect our results of operations and cash flows; our ability to effectively manage interest rate risk, including through the use of hedges and other strategies or financial products; a change in assumptions used to value our goodwill or our intangible assets, or the impairment of our goodwill or intangible assets; our level of indebtedness under our First Lien Credit Agreement, which as of June 25, 2022 was $480.8 million, and our duty to comply with covenants under our First Lien Credit Agreement; and the interests of our majority stockholder may differ from those of public stockholders.

These risks and uncertainties are more fully described in Sovos Brands’ filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 25, 2021, and other filings and reports that Sovos Brands may file from time to time with the SEC. Moreover, Sovos Brands operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Sovos Brands assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Sovos Brands may make. In light of these risks, uncertainties and assumptions, Sovos Brands cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent managements’ beliefs and assumptions only as of the date of this press release. Sovos Brands disclaims any obligation to update forward-looking statements except as required by law.

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except for share and per share data)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net sales	$197,433	$161,838	$407,366	$351,209
Cost of sales	142,410	112,135	298,435	239,764
Gross profit	55,023	49,703	108,931	111,445
Operating expenses:
Selling, general and administrative	39,449	26,745	73,364	60,178
Depreciation and amortization	7,200	7,205	14,403	14,395
Impairment of goodwill	42,052	—	42,052	—
Loss on extinguishment of debt	—	9,717	—	9,717
Total operating expenses	88,701	43,667	129,819	84,290
Operating income (loss)	(33,678)	6,036	(20,888)	27,155
Interest expense	5,713	6,699	11,735	12,066
Income (loss) before income taxes	(39,391)	(663)	(32,623)	15,089
Income tax (expense) benefit	9,106	(676)	6,395	(4,716)
Net income (loss)	$(30,285)	$(1,339)	$(26,228)	$10,373
Earnings (loss) per share:
Basic	$(0.30)	$(0.02)	$(0.26)	$0.14
Diluted	$(0.30)	$(0.02)	$(0.26)	$0.13
Weighted average shares outstanding:
Basic	100,897,815	74,058,447	100,895,181	74,058,447
Diluted	100,897,815	74,058,447	100,895,181	77,041,809

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except for par value and share data)

(Unaudited)

	June 25, 2022	December 25, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,651	$66,154
Accounts receivable, net	73,907	70,729
Inventories	76,626	51,615
Prepaid expenses and other current assets	4,221	6,685
Total current assets	227,405	195,183
Property and equipment, net	66,701	62,671
Operating lease right-of-use assets	14,497	15,672
Goodwill	395,399	437,451
Intangible assets, net	451,035	464,655
Other long-term assets	2,197	2,299
TOTAL ASSETS	$1,157,234	$1,177,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$49,720	$37,254
Accrued expenses	48,002	51,757
Current portion of long-term debt	90	98
Current portion of long-term lease liabilities	3,208	3,216
Total current liabilities	101,020	92,325
Long-term debt, net of debt issuance costs	481,883	481,420
Deferred income taxes	66,275	76,976
Long-term operating lease liabilities	15,721	17,302
Other long-term liabilities	442	421
TOTAL LIABILITIES	665,341	668,444

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	101	101
Stockholder's note receivable	—	—
Additional paid-in-capital	567,860	559,226
Accumulated deficit	(76,068)	(49,840)
TOTAL STOCKHOLDERS’ EQUITY	491,893	509,487
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,157,234	$1,177,931

SOVOS BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	26 Weeks Ended
	June 25, 2022	June 26, 2021
Operating activities
Net income (loss)	$(26,228)	$10,373
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,380	18,808
Equity-based compensation expense	8,634	1,105
Loss on foreign currency contracts	497	—
Deferred income taxes	(10,701)	4,138
Amortization of debt issuance costs	633	1,058
Non-cash operating lease expense	1,216	1,095
Provision for excess and obsolete inventory	224	—
Loss on disposal of property and equipment	—	54
Impairment of goodwill	42,052	—
Loss on extinguishment of debt	—	9,717
Other	(6)	60
Changes in operating assets and liabilities:
Accounts receivable, net	(3,171)	388
Inventories	(25,234)	(32,915)
Prepaid expenses and other current assets	2,077	(2,732)
Other long-term assets	(30)	394
Accounts payable	12,405	17,712
Accrued expenses	(3,864)	(15,315)
Other long-term liabilities	20	8
Operating lease liabilities	(1,630)	(1,343)
Net cash provided by operating activities	16,274	12,605
Investing activities
Purchases of property and equipment	(9,730)	(2,604)
Net cash used in investing activities	(9,730)	(2,604)
Financing activities
Payments of debt issuance costs	—	(3,008)
Proceeds from long-term debt	—	769,136
Repayments of long-term debt	—	(374,146)
Repayments of capital lease obligations	(47)	(32)
Proceeds from stockholder's note receivable	—	6,000
Contingent earn out consideration paid	—	(5,000)
Dividends Paid	—	(400,000)
Net cash used in financing activities	(47)	(7,050)
Net increase in cash and cash equivalents	6,497	2,951
Cash and cash equivalents at beginning of period	66,154	37,026
Cash and cash equivalents at end of period	$72,651	$39,977

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(In thousands)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Net income (loss)	$(30,285)	$(1,339)	$(26,228)	$10,373
Interest	5,713	6,699	11,735	12,066
Income tax (expense) benefit	9,106	(676)	6,395	(4,716)
Depreciation and amortization	9,825	9,429	19,380	18,808
EBITDA	(23,853)	15,465	(1,508)	45,963
Impairment of goodwill(1)	42,052	—	42,052	—
Transaction and integration costs(2)	59	340	59	3,510
Initial public offering readiness(3)	164	914	384	2,059
Non-cash equity-based compensation(4)	4,547	544	8,634	1,105
Loss on foreign currency contracts(5)	497	—	497	—
Supply chain optimization(6)	202	—	794	—
Non-recurring costs(7)	2,023	10,057	2,400	10,242
Adjusted EBITDA	$25,691	$27,320	$53,312	$62,879

EBITDA margin	(12.1)%	9.6%	(0.4)%	13.1%
Adjusted EBITDA margin	13.0%	16.9%	13.1%	17.9%

(1)
Consists of expenses from impairment of goodwill.
(2)
Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(3)
Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(4)
Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(5)
Consists of unrealized loss on foreign currency contracts.
(6)
Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(7)
Consists of costs related to loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities typical of a newly public company and ERP conversion costs related to integrating acquisitions.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	June 25, 2022
	Gross profit	Operating expenses	Operating income (loss)	Interest expense	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$55,023	$88,701	$(33,678)	$5,713	$9,106	$(30,285)
Adjustments:
Impairment of goodwill(1)	—	(42,052)	42,052	—	—	42,052
Transaction and integration costs(2)	—	(59)	59	—	—	59
Initial public offering readiness(3)	—	(164)	164	—	—	164
Non-cash equity-based compensation(4)	—	(4,547)	4,547	—	—	4,547
Loss on foreign currency contracts(5)	—	(497)	497	—	—	497
Supply chain optimization(6)	202	—	202	—	—	202
Non-recurring costs(7)	—	(2,023)	2,023	—	—	2,023
Acquisition amortization(8)	—	(6,810)	6,810	—	—	6,810
Tax effect of adjustments(9)	—	—	—	—	(3,091)	(3,091)
One-time tax (expense) benefit items(10)	—	—	—	—	(10,276)	(10,276)
As adjusted	$55,225	$32,549	$22,676	$5,713	$(4,261)	$12,702

As adjusted (% of net sales)	28.0%	16.5%	11.5%	2.9%	(2.2)%	6.4%

Earnings (loss) per share:
Diluted						(0.30)
Adjusted Diluted						0.13
Weighted average shares outstanding:
Diluted for net loss						100,897,815
Diluted for adjusted net income						101,321,056

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			13 Weeks Ended
(In thousands, except share and per share data)	June 26, 2021
	Gross profit	Operating expenses	Operating income	Interest expense	Income tax (expense)	Net income (loss)
As reported (GAAP)	$49,703	$43,667	$6,036	$6,699	$(676)	$(1,339)
Adjustments:
Transaction and integration costs(2)	—	(340)	340	—	—	340
Initial public offering readiness(3)	—	(914)	914	—	—	914
Non-cash equity-based compensation(4)	—	(544)	544	—	—	544
Supply chain optimization(6)	—	—	—	—	—	—
Non-recurring costs(7)	—	(10,057)	10,057	—	—	10,057
Acquisition amortization(8)	—	(6,809)	6,809	—	—	6,809
Tax effect of adjustments(9)	—	—	—	—	(4,313)	(4,313)
One-time tax (expense) benefit items(10)	—	—	—	—	320	320
As adjusted	$49,703	$25,003	$24,700	$6,699	$(4,669)	$13,332

As adjusted (% of net sales)	30.7%	15.4%	15.3%	4.1%	(2.9)%	8.2%

Earnings (loss) per share:
Diluted						(0.02)
Adjusted Diluted						0.17
Weighted average shares outstanding:
Diluted for net loss						74,058,447
Diluted for adjusted net income						77,100,624

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			26 Weeks Ended
(In thousands, except share and per share data)	June 25, 2022
	Gross profit	Operating expenses	Operating income (loss)	Interest expense	Income tax (expense) benefit	Net income (loss)
As reported (GAAP)	$108,931	$129,819	$(20,888)	$11,735	$6,395	$(26,228)
Adjustments:
Impairment of goodwill(1)	—	(42,052)	42,052	—	—	42,052
Transaction and integration costs(2)	—	(59)	59	—	—	59
Initial public offering readiness(3)	—	(384)	384	—	—	384
Non-cash equity-based compensation(4)	—	(8,634)	8,634	—	—	8,634
Loss on foreign currency contracts(5)	—	(497)	497	—	—	497
Supply chain optimization(6)	794	—	794	—	—	794
Non-recurring costs(7)	—	(2,400)	2,400	—	—	2,400
Acquisition amortization(8)	—	(13,619)	13,619	—	—	13,619
Tax effect of adjustments(9)	—	—	—	—	(5,451)	(5,451)
One-time tax (expense) benefit items(10)	—	—	—	—	(10,276)	(10,276)
As adjusted	$109,725	$62,174	$47,551	$11,735	$(9,332)	$26,484

As adjusted (% of net sales)	26.9%	15.3%	11.7%	2.9%	(2.3)%	6.5%

Earnings (loss) per share:
Diluted						(0.26)
Adjusted Diluted						0.26
Weighted average shares outstanding:
Diluted for net loss						100,895,181
Diluted for adjusted net income						101,053,289

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(Unaudited)

			26 Weeks Ended
(In thousands, except share and per share data)	June 26, 2021
	Gross profit	Operating expenses	Operating income	Interest expense	Income tax (expense)	Net income
As reported (GAAP)	$111,445	$84,290	$27,155	$12,066	$(4,716)	$10,373
Adjustments:
Transaction and integration costs(2)	—	(3,510)	3,510	—	—	3,510
Initial public offering readiness(3)	—	(2,059)	2,059	—	—	2,059
Non-cash equity-based compensation(4)	—	(1,105)	1,105	—	—	1,105
Supply chain optimization(6)	—	—	—	—	—	-
Non-recurring costs(7)	—	(10,242)	10,242	—	—	10,242
Acquisition amortization(8)	—	(13,619)	13,619	—	—	13,619
Tax effect of adjustments(9)	—	—	—	—	(7,103)	(7,103)
One-time tax (expense) benefit items(10)	—	—	—		320	320
As adjusted	$111,445	$53,755	$57,690	$12,066	$(11,499)	$34,125

As adjusted (% of net sales)	31.7%	15.3%	16.4%	3.4%	(3.3)%	9.7%

Earnings per share:
Diluted						0.13
Adjusted Diluted						0.44
Weighted average shares outstanding:
Diluted for net income						77,041,809
Diluted for adjusted net income						77,041,809

(1)	Consists of expenses for impairment of goodwill.
(2)	Consists of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(3)	Consists of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(4)	Consists of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(5)	Consists of unrealized loss on foreign currency contracts.
(6)	Consists of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(7)	Consists of costs related to loss on extinguishment of debt, related to professional fees related to organizational optimization, costs for capital markets activities typical of a newly public company and ERP conversion costs related to integrating acquisitions.
(8)	Amortization costs associated with acquired trade names and customer lists.
(9)	Tax effect was calculated using the Company's adjusted annual effective tax rate.
(10)	Represents the removal for remeasurement of deferred taxes related to intangibles for changes in deferred rate.

SOVOS BRANDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(dollar amounts in thousands)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
(In thousands)	June 25, 2022	June 26, 2021	June 25, 2022	June 26, 2021
Reported income tax (expense) benefit	$9,106	$(676)	$6,395	$(4,716)
Impairment of goodwill(1)	(10,276)	—	(10,276)	—
Transaction and integration costs(2)	401	(84)	(15)	(863)
Initial public offering readiness(3)	(99)	(225)	(447)	(509)
Non-cash equity-based compensation(4)	(703)	—	(703)	—
Loss on foreign currency contracts(5)	(121)	—	(121)	—
Supply chain optimization(6)	(195)	—	(195)	—
Non-recurring costs(7)	(440)	(2,469)	(440)	(2,515)
Acquisition amortization(8)	(1,934)	(1,215)	(3,530)	(2,896)
Adjusted income tax expense	$(4,261)	$(4,669)	$(9,332)	$(11,499)

Reported effective tax rate	23.1%	(102.0)%	19.6%	31.3%
Impairment of goodwill(1)	1.5	—	4.2	—
Transaction and integration costs(2)	(0.1)	2.7	—	(0.8)
Initial public offering readiness(3)	—	7.2	0.2	(0.5)
Non-cash equity-based compensation(4)	0.1	—	0.3	—
Loss on foreign currency contracts(5)	—	—	0.1	—
Supply chain optimization(6)	—	—	0.1	—
Non-recurring costs(7)	0.1	79.1	0.2	(2.2)
Acquisition amortization(8)	0.3	39.0	1.4	(2.6)
Adjusted effective tax rate	25.0%	26.0%	26.1%	25.2%

(1)	Tax effect adjustment of impairment of goodwill.
(2)	Tax effect adjustment of transaction costs and certain integration costs associated with the Birch Benders Acquisition as well as costs associated with incomplete potential acquisitions and substantial one-time costs related to a large, uncompleted transaction.
(3)	Tax effect adjustment of costs associated with preparing for an IPO and other professional fees associated with building the organizational infrastructure to support a public company environment.
(4)	Tax effect adjustment of non-cash equity-based compensation expense associated with the grant of equity-based compensation provided to officers, directors and employees.
(5)	Tax effect adjustments of unrealized loss on foreign currency contracts.
(6)	Tax effect adjustments of write-downs associated with packaging optimization and a strategic initiative to move co-packaging production from an international supplier to a domestic supplier.
(7)	Tax effect adjustment of costs related to loss on extinguishment of debt, professional fees related to organizational optimization, costs for capital markets activities typical of a newly public company and ERP conversion costs related to integrating acquisitions.
(8)	Tax effect adjustment of amortization costs associated with acquired trade names and customer lists.